UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Facility

On November 30, 2007, Medco Health Solutions, Inc. (the “Company”) entered into an $800 million 364-day revolving credit agreement (the “Credit Agreement “) with Citibank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., as syndication agent, and the lenders party thereto. Material terms and conditions of the Credit Agreement are described in Item 2.03 of this Current Report on Form 8-K, which description is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The proceeds of the Credit Agreement will be used for general corporate purposes, including the repurchase of shares of the Company’s common stock under the Company’s existing share repurchase program.

The Company may from time to time borrow up to $800,000,000 in revolving loans during the availability period, which period will begin on January 2, 2008. Repayment of the outstanding revolving loans is due on November 28, 2008, though the Company may continually borrow, prepay and re-borrow revolving loans during the life of the Credit Agreement and may terminate the Credit Agreement at any time, without incurring prepayment penalties, by prepaying in full all outstanding revolving loans.

During the term of the Credit Agreement, the Company will be subject to customary affirmative and negative covenants, including limits on the ability of subsidiaries that are not guarantors of the Company’s indebtedness to incur additional indebtedness, limits on the ability of the Company and its subsidiaries to create liens, engage in any consolidation or merger or otherwise liquidate or dissolve, or enter into transactions with affiliates.

Upon the occurrence of an event of default, the administrative agent and the lenders will have the option of terminating their commitments and declaring immediately due and payable all amounts outstanding under the Credit Agreement. The Credit Agreement contains customary events of default including nonpayment of principal, interest, fees or other amounts, breach of representations and warranties, breach of covenants, cross-default to other indebtedness and certain bankruptcy events.

The description of the Credit Agreement contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the credit agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	$800,000,000 364-Day Credit Agreement, dated as of November 30, 2007, among Medco Health Solutions, Inc., as borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and J.P. Morgan Chase Bank, N.A., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: December 3, 2007	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	$800,000,000 364-Day Credit Agreement, dated as of November 30, 2007, among Medco Health Solutions, Inc., as borrower, the lenders party thereto, Citibank, N.A., as Administrative Agent, and J.P. Morgan Chase Bank, N.A., as syndication agent.